Exhibit 16(b)

POWER OF ATTORNEY

The undersigned Jerica Newbill, an officer of the Cavanal Hill Limited Duration Fund, hereby authorizes Jacob Calvani and Amy Newsome, or either of them, as attorney-in-fact, to sign on her behalf in the capacities indicated (and not in her personal individual capacity for personal financial or estate planning), the Post-Effective Amendment to the Registration Statement on Form N-14, filed for Cavanal Hill Funds and the Cavanal Hill Moderate Duration Fund and the Cavanal Hill Limited Duration Fund, each a series of Cavanal Hill Funds, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of Cavanal Hill Funds or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Jerica Newbill	Treasurer, Principal Financial and Accounting Officer	August 1, 2024
Jerica Newbill